UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2017

HEIDRICK & STRUGGLES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25837	36-2681268
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 South Wacker Drive, Suite 4900, Chicago, IL		60606-6303
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 496-1200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Memorandum of Clarification

On November 14, 2017, Heidrick & Struggles (UK) Limited (the “Buyer”), a wholly-owned subsidiary of Heidrick & Struggles International, Inc. (“Heidrick & Struggles” or the “Company”), JCA Events Limited, a company registered in England and Wales (the “JCA Seller”), and the persons listed on Schedule 1 (the “LLP Sellers”) entered into a Memorandum of Clarification (the “Memorandum”) relating to the Share Purchase Agreement made on 4 August 2016 (the “Purchase Agreement”).

The Memorandum, in accordance with the Purchase Agreement, provides the terms of the Remuneration Model and the calculation of the Aggregate JCA Revenue for attributing aggregate revenue to the LLP Sellers and JCA Employees for the Earn Out Period. The Aggregate JCA Revenue shall be comprised of the aggregate total of all invoices raised and collected by Heidrick and any of its subsidiaries during the Earn Out Period or within 75 days of the Earn Out Period which are directly or indirectly attributable to an assignment where an LLP Seller or a JCA Employee is accredited for helping to win an assignment or execute an assignment. The parties acknowledged that the Purchase Agreement lacked clarity on the meaning of several key provisions relating to the calculation of the Aggregate JCA Revenue. The parties wished to record their mutual understanding of the meaning of the existing terms of the Purchase Agreement and intend that the Memorandum have the same effect as a Deed.

The foregoing summary of the Memorandum and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Memorandum, a copy of which is attached as Exhibit 2.1 to this report and is incorporated herein by reference.

The Memorandum has been included to provide investors with information regarding its terms. The representations and warranties made in the Memorandum were made solely for the purposes of the Memorandum and may be subject to important qualifications and limitations agreed to by the parties in connection with the negotiated terms of the Memorandum. Moreover, some of those representations and warranties may have only been true at a certain date, may be subject to a contractual standard of materiality or may have been used for purposes of allocating risk between the parties rather than establishing matters of fact.

Investors are not third-party beneficiaries of this Memorandum and should not rely on the representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts at the time they were made or otherwise. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Memorandum, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Cautions about Forward-Looking Statements

This document contains forward-looking statements, including statements regarding expectations, views, opportunities, plans, strategies, beliefs and statements of similar effect relating to the Company, the Purchase Agreement, and the expected benefits of the transaction. These forward-looking statements are not guarantees of future performance and they are based on management’s expectations that involve a number of risks, uncertainties, and assumptions, any of which could cause actual results or events to differ materially from those expressed in or implied by the forward-looking statements, including risks associated with the transaction, such as uncertainties regarding the ability to realize the expected benefits of the transaction. For a detailed discussion of risk factors impacting the Company, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and other filings the Company makes with the Securities and Exchange Commission. The forward-looking statements contained in this document are made as of the date hereof, and the Company assumes no obligation to revise or update any forward-looking statement, except as otherwise required by law.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is being furnished as part of this Report on Form 8-K:

2.1	Memorandum of Clarification Relating to a Share Purchase Agreement among Heidrick & Struggles International, Inc., Heidrick & Struggles (UK) Limited, JCA Events Limited, and the persons listed in Schedule 1. (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and exhibits to the Memorandum are omitted, but will be provided on a supplemental basis to the Securities and Exchange Commission upon request).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEIDRICK & STRUGGLES INTERNATIONAL, INC.
(Registrant)

Date: November 15, 2017	By:	/s/ Stephen W. Beard
	Name:	Stephen W. Beard
	Title:	Executive Vice President, General Counsel and Chief Administrative Officer